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EXHIBIT 10.5

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is effective as of November 4, 2002, and is entered into by and between RSTAR CORPORATION, a Delaware corporation (the "Company") with offices located at 1560 Sawgrass Corporate Parkway, Sunrise, Florida 33323, and SAMER SALAMEH, an individual residing at Fray Payo De Rivera 270 Colonia Virreyes, Mexico, D.F. 11000, Mexico (hereinafter, the "Executive").


                                    RECITALS
                                    --------


     The Company wishes to appoint Executive as the Chairman and Chief Executive Officer of the Company, and Executive wishes to accept such appointment on the terms and conditions set forth herein.

     Now, therefore, in consideration of the premises and mutual covenants set forth below, the parties agree as follows:

     1.   EMPLOYMENT.

          1.1 EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2 DUTIES OF EXECUTIVE. During the Term of Employment under this Agreement, the Executive shall serve as the Chairman and Chief Executive Officer of the Company, shall faithfully and diligently perform all services consistent with his positions and titles as may be assigned to him by the Executive Committee of the Board of Directors of the Company (the "Committee"), to whom the Executive shall report, and shall exercise such power and authority as may from time to time be delegated to him by the Committee. The Company agrees to promptly seek such approvals, and the adoption of such motions or resolutions, by its Board of Directors as may be necessary to confirm or authorize the foregoing. The Executive shall devote substantially all of his time, skills and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company.

          1.3 OTHER ACTIVITIES. As long as the following activities do not interfere with or detract from the performance of the Executive's responsibilities to the Company, notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to:

                (i) enter into any formal or informal agreements to perform any and all services or other activities required by various business entities, of Gilat Satellite Networks, Ltd. in North and South America, and to devote time, skills and attention to its business and affairs or that of any of its affiliates or subsidiaries (collectively, "Gilat");

                (ii) serve on corporate, civic or charitable boards or committees, including but not limited to that of Starband Communications Inc.;

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                (iii)  deliver lectures, fulfill speaking engagements or teach at educational institutions; or

                (iv) manage personal investments and activities, so long as such investments and activities do not interfere with or detract from the performance of the Executive's responsibilities to the Company in accordance with and during the term of this Agreement and provided that the Company shall not be responsible for providing any compensation, expense reimbursements or any other benefits to the Executive with respect to such activities.

     2.   TERM OF EMPLOYMENT.

          2.1 The term of the Executive's employment under this Agreement shall commence as of November 4, 2002 (the "Commencement Date") and shall continue in force for a period of two (2) years, unless sooner terminated in accordance with Section 5 below (the "Term of Employment"). This Agreement may be extended or renewed upon mutual written agreement by the parties. (The date on which the Term of Employment shall expire, is sometimes referred to in this Agreement as the "Expiration Date".)

          2.2 In the event that this Agreement expires and is not renewed by the parties, and is not subject to any of the termination clauses set forth in
Section 5 below (in which case such clauses shall prevail), the following shall apply:

                a. Executive shall be entitled to receive notice from the Company three (3) months prior to the Expiration Date of Company's intention not to renew or extend this Agreement, and upon Expiration shall be entitled to receive a severance payment equal to six (6) months Base Salary. If the Company fails to serve the foregoing notice, then the term of this agreement shall automatically renew on the same terms and conditions for an additional period of two years.

                b. Executive's stock options shall continue to vest for an additional twelve (12) months following the Expiration Date;

                c. For a period ending the earlier of twelve (12) months after the Expiration Date or the time at which the Executive obtains such items elsewhere, the Executive shall be entitled, at the Company's cost, to continue his participation in the Company's medical, dental, hospitalization, accidental death and dismemberment, disability and life insurance plans.

     3.   COMPENSATION.

          3.1 BASE SALARY. The Company shall pay to the Executive a base salary ("Base Salary") of $250,000 per year payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

          3.2   BONUSES.

                a. The Company shall pay by wire transfer to the Executive a signing bonus of $150,000 within five (5) days of the execution of this Agreement. The Company shall

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pay such amount directly to Executive without withholding of any taxes if it is able to do so, and in such case, Executive shall be liable for all taxes regarding such sum and shall hold Company harmless for any taxes due. Such signing bonus shall be refunded by the Executive to the Company in the event that Company terminates this Agreement for Cause or Executive terminates this Agreement other than for Good Reason during the first six (6) months after the Commencement Date.

                b. Commencing on January 31, 2004 and on each successive January 31st following a calendar year during which this Agreement is in effect, Executive shall be entitled to receive payment of a bonus equal to fifty percent (50%) of his Base Salary if the Company reaches sales and/or other targets for the preceding calendar year that are to be mutually agreed annually between the Executive and the Compensation Committee of the Board. In the event that the Executive worked only part of a year (excluding 2002), the bonus due shall be prorated accordingly based on the number of days the Executive was employed by the Company during such calendar year.

          3.3   OPTIONS.

                The Company, within six (6) months of the Commencement Date, shall adopt a stock option plan for its executive officers on such terms as are mutually agreeable to the Company, acting through the Compensation Committee of its Board, and the Executive. Executive shall receive a grant under such plan, in an amount which shall be mutually agreeable and subject to vesting on a monthly basis over a period of forty-eight (48) months, provided however that the grant to Executive shall be no less than the amount of any grant given to any other officer, employee or director and provided further that (i) vesting of such shares shall commence as of the Commencement Date, and (ii) the strike price shall be the average trading price of the Company's shares during the month of October 2002. In addition, in the event that termination occurs under Sections 5.2 or 5.3(c) below, Executive's options shall continue to vest for an additional twelve (12) months after the Termination Date; but if termination occurs under Sections 5.1 or 5.3(b) below, then vesting shall cease upon the Termination Date..

     4.   EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

          4.1 RELOCATION EXPENSES. The Company shall reimburse Executive for up to $25,000 of expenses related to the storage of Executive's personal belongings and to Executive's relocation to such city within the United States or Mexico as is determined to be the location at which Executive shall maintain his offices.

          4.2 ACCOUNTING EXPENSES. Within thirty (30) days of signing of this Agreement, and for each subsequent calendar year during the Term of Employment, the Company shall reimburse Executive the sum of $5,000 for personal general accounting expenses related to his employment with the Company.

          4.3 GENERAL REIMBURSEMENT OF EXPENSES. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred

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by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.4 BENEFIT PROGRAMS. During the term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, and life insurance plans as well as any savings, pension, profit-sharing and/or deferred compensation plans as are presently and hereinafter offered by the Company to its executive personnel.

          4.5 WORKING FACILITIES. During the Term of Employment, the Company shall furnish the Executive with an office at a location to be mutually agreed upon, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          4.6   OTHER BENEFITS. The Executive shall be entitled to twenty-one
(21) days of paid vacation each year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive may be redeemed for cash.

     5.   TERMINATION.

          5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) a conviction for fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) a conviction of any crime which involves dishonesty or a breach of trust, or (iv) gross negligence in connection with the performance of the Executive's duties hereunder, which is not cured within fifteen (15) days after receipt by the Executive of written notice of same. Notice of any termination for Cause shall be given in writing to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination prior to the effective date of termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Executive any unpaid Base Salary through the date of termination and shall have no further liability hereunder other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4, and (y) payment of compensation for unused vacation days that have accumulated as of the effective date of termination.

          5.2 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the Term of Employment by written notice to the Executive not less than sixty (60) days prior to the termination date. Upon any termination pursuant to this Section 5.2 (that is not a

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termination under any of Sections 5.1or 5.3), the Company shall (i) pay to the
Executive any accrued but unpaid Base Salary earned on a pro-rata basis through the date of termination, (ii) pay to the Executive the accrued but unpaid bonus earned on a pro rata basis, if any, and (iii) pay, in one lump sum, an amount equal to nine (9) months of the Executive's then applicable Base Salary. Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4; (y) payment of compensation for unused vacation days that have accumulated as of the effective date of such termination; and (z) payment for all applicable benefits pursuant to Section 4.4 through the remainder of the then current Term of Employment or until Executive obtains comparable benefits from a new employer, if earlier.

          5.3   TERMINATION BY EXECUTIVE.

                a. The Executive shall at all times have the right to terminate his employment hereunder by providing Company with written notice not less than sixty (60) days prior to the termination date.

                b. Upon any termination pursuant to this Section 5.3 that is not for Good Reason (as defined below), the Company shall have no further liability hereunder other than for (x) payment of that portion of the Base Salary accrued and unpaid through the date of termination and reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                c. Upon termination of the Term of Employment pursuant to this Section 5.3 by the Executive for Good Reason, or upon the death of the Executive or his long term disability (defined for these purposes as his inability for medical reasons to provide the services required hereunder for a period of 30 business days during any three (3) month period), the Company shall pay to the Executive the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.2 of this Agreement if the Term of Employment had been terminated by the Company without Cause.

                d.     For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles, compensation and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) any material failure by the Company to comply with any of the provisions of this Agreement, other than an inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) a change in the location of Executive's office which is deemed unacceptable by the Executive, provided however, it shall not be considered an unacceptable change of location under this provision if such location is Mexico City, Mexico, Sunrise, Florida or McLean,

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Virginia); and (iv) any purported termination by the Company of the Executive's employment otherwise than for Cause pursuant to Section 5.1 prior to the Expiration Date.

          5.4   RESIGNATION. Upon any termination of employment pursuant to this
Section 5, the Executive shall be deemed to have resigned as an officer, and if he was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to promptly execute a resignation letter to the Board.

          5.5 SURVIVAL OF PROVISIONS. The provisions of this Section 5, and the Executive's vesting rights under the option plan pursuant to Section 3.3, shall survive the termination of this Agreement, as applicable.

     6.   OTHER OBLIGATIONS.

          6.1 CONFIDENTIAL INFORMATION. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company (including information conceived, originated, discovered or developed by the Executive) after the date hereof, and not generally or publicly known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to promote the best interests of the Company, to Gilat or to the extent required by law.

          6.2 BOOKS AND RECORDS. All books, records, and accounts relating directly to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.3 DEFINITION OF COMPANY. Solely for purposes of this Section 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.4.  COMPETITIVE ACTIVITY

                a. NON-COMPETITION. During the term of this Agreement and for a period of one (1) year from the Expiration Date or if this Agreement is for any reason terminated

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prior to the Expiration Date, then from such date of termination ("Termination
Date"), the Executive will not directly or indirectly:

                       (i) carry on or hold an interest in any company, venture, entity or other business (other than a minority interest in a publicly traded company) which competes with the satellite-based voice, data, telecommunication and network products or services of the Company or its subsidiaries, including those products or services contemplated in a plan adopted by the Board of Directors of the Company or its subsidiaries (a "competing business");

                       (ii) act as a consultant or employee or officer or in any managerial capacity in a competing business in competition with the Company or its subsidiaries restricted services (as defined below) to any person or entity who, to his knowledge, was provided with services by the Company or its subsidiaries at any time during the twelve (12) months immediately prior to the Expiration Date or Termination Date;

                       (iii) solicit, canvass or approach or endeavor to solicit, canvass or approach any person who, to his knowledge, was provided with services by the Company or its subsidiaries at any time during the twelve (12) months immediately prior to the Expiration or Termination Date, for the purpose of offering services or products which compete with the satellite-based voice, data, telecommunications and network services or products supplied by the Company or its subsidiaries at the Expiration Date or Termination Date ("restricted services"); or

                       (iv) employ, solicit or entice away or endeavor to solicit or entice away from the Company or its subsidiaries any person employed by the Company or its subsidiaries any time during the twelve (12) months immediately prior the Expiration Date or Termination Date with a view to inducing that person to leave such employment and to act for another employer in the same or a similar capacity.

                b. The provisions of this Section 6.4 shall have no application with respect to Executive's employment by, serving as an officer, director or consultant of or to, or carrying on or holding any interest in (a) Gilat, or (b) EarthLink, Inc. or any of its subsidiaries or affiliates, or to any action taken in connection with or in furtherance or fulfillment of his duties or interests as a result of such position.

          6.5 ACKNOWLEDGMENT BY EXECUTIVE. The Executive acknowledges and confirms that (i) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6

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are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          6.6 SURVIVAL. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

          6.7 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     7. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration in Miami-Dade County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. If the two arbitrators fail to so appoint the third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. Each party shall bear its own costs and expenses relating to the arbitration and to the enforcement of any award resulting there from. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

     8. ASSIGNMENT. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

     9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without application of conflicts of laws principles.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

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     11.  NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission, with a copy by first class mail, addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to the members of the Compensation Committee of the Board of Directors and Chairman of the Board of the Company, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other in accordance with this provision.

     12. BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     13. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted.

     14. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     15. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     16. SECTION HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

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     18.  COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

     19.  INDEMNIFICATION.

          a. Subject to limitations imposed by law, the Company shall indemnify, defend and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

          b. To the extent permitted by law, the Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 19 as incurred and in advance of the final disposition of such action, suit or proceeding. To the extent permitted by law, the Company shall promptly pay the amount of such expenses to the Executive, but in no event later than ten (10) days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 19, together with a reasonable accounting of such expenses.

          c. The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 19 as incurred and if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

          d. The Company shall maintain such directors and officers and other insurance policies as are determined to be reasonable by its Board to secure the foregoing obligations and shall not modify or amend its By-laws in any manner which would limit or restrict its ability or right to honor the foregoing obligations.

          e. The provisions of this Section 19 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

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                                     RSTAR CORPORATION


                                     By: /s/
                                         --------------------------------------

                                     Name: Ami Samuels
                                           ------------------------------------

                                     Title: Chairman, Compensation Committee
                                            -----------------------------------


                                     SAMER SALAMEH

                                     /s/
                                     ------------------------------------------


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